UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 23, 2022
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Page Mill Road, Palo Alto, California	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2022, HP Inc. (the “Company”) entered into an amendment agreement (the “Amendment”) to the credit agreement, dated May 25, 2021 (the “Credit Agreement), by and among the Company, the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent, which governs the Company’s five-year sustainability-linked revolving credit facility.  The Amendment amends the LIBO rate provisions in the Credit Agreement to provide for Term SOFR interest rate loans instead of LIBO rate interest rate loans.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment Agreement, dated August 23, 2022 to the Five-Year Credit Agreement dated May 26, 2021, by and among HP Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 26, 2022	HP INC.

	By:	/s/ Rick Hansen
	Name:	Rick Hansen
	Title:	Deputy General Counsel, Corporate and Corporate Secretary